EXHIBIT  23.3


               CONSENT OF STIFEL NICOLAUS & COMPANY, INCORPORATED


         We hereby consent to the use of the form of our opinion letter to the Board of Directors of Fidelity Bancorp, Inc. included as Appendix B to the proxy statement/prospectus which forms a part of the Form S-4 Registration Statement of MAF Bancorp, Inc. filed with the Securities and Exchange Commission on April 18, 2003 and to the references to such opinion in such proxy statement/ prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 /s/ STIFEL, NICOLAUS & COMPANY,
                                                 INCORPORATED

April 18, 2003